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                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


The Board of Directors
eResearchTechnology, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-88361) and the registration statements on Form S-8 (Nos. 333-61954, 333-26471, 333-80121 and 333-107272) of eResearchTechnology, Inc. of
our reports dated March 11, 2005, with respect to the consolidated balance sheets of eResearchTechnology, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of eResearchTechnology, Inc.

Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.


/s/ KPMG LLP


Philadelphia, Pennsylvania
March 11, 2005